                                   LAW OFFICES
                           DRINKER BIDDLE & REATH LLP
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757


                                  May 28, 1999

Excelsior Funds, Inc.
73 Tremont Street
Boston, MA  02108-3913

         Re:      Excelsior Funds, Inc. - Shares of Common Stock
                  ----------------------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Excelsior Funds, Inc., a Maryland corporation (the "Company"), in connection with the registration by the Company of its shares of common stock, par value $.001 per share, under the Securities Act of 1933, as amended (the "1933 Act").

                  The Articles of Incorporation of the Company, as amended and supplemented (the "Articles of Incorporation"), authorize the issuance of 35,000,000,000 shares of common stock. The Board of Directors of the Company has the power to classify or reclassify any authorized but unissued shares of common stock into one or more classes of shares and to divide and classify shares of any class into one or more series of such class. Pursuant to such authority, the Board of Directors (i) has previously classified 26,375,000,000 of such authorized shares into 23 classes (the "Classes"), each Class representing interests in a separate portfolio of investments (the "Portfolios") and (ii) has classified each Class of shares into one or two series of shares (the "Series"). The Classes and Series are referred to herein as "Shares". The Board has previously authorized the issuance of Shares to the public. Currently, the Company is authorized to issue Shares of the following Classes and Series:


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Excelsior Funds, Inc.
May 28, 1999
Page 2


         PORTFOLIO                                             AUTHORIZED SHARES
         ---------                                             -----------------
        Money Fund
              A Shares                                             2,000,000,000
              A-Special Series 1 Shares                            1,000,000,000

         Government Money Fund
              B Shares                                             2,000,000,000
              B-Special Series 1 Shares                            1,000,000,000

         Blended Equity Fund
              C Shares                                               375,000,000
              C-Special Series 1 Shares                              500,000,000

         Managed Income Fund
              D Shares                                               375,000,000
              D-Special Series 1 Shares                              375,000,000

         Income and Growth Fund
              E Shares                                               375,000,000
              E-Special Series 1 Shares                              500,000,000

         International Fund
              F Shares                                               375,000,000
              F-Special Series 1 Shares                              500,000,000

         Treasury Money Fund
              G Shares                                             2,000,000,000
              G-Special Series 1 Shares                              500,000,000

         Small Cap Fund
              H Shares                                               500,000,000
              H-Special Series 1 Shares                              500,000,000

         Energy and Natural Resources Fund
              I Shares                                               500,000,000
              I-Special Series 1 Shares                              500,000,000

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Excelsior Funds, Inc.
May 28, 1999
Page 3

         PORTFOLIO                                             AUTHORIZED SHARES
         ---------                                             -----------------

         Productivity Enhancers Fund
              J Shares                                               500,000,000
              J-Special Series 1 Shares                              500,000,000

         Environmentally-Related Products and Services Fund
              K Shares                                               500,000,000
              K-Special Series 1                                     500,000,000

         Aging of America Fund
              L Shares                                               500,000,000
              L-Special Series 1                                     500,000,000

         Communication and Entertainment Fund
              M Shares                                               500,000,000
              M-Special Series 1                                     500,000,000

         Value and Restructuring Fund
              N Shares                                               500,000,000
              N-Special Series 1                                     500,000,000

         Global Competitors Fund
              O Shares                                               500,000,000
              O-Special Series 1                                     500,000,000

         Latin America Fund
              P Shares                                               500,000,000
              P-Special Series 1                                     500,000,000

         Pacific/Asia Fund
              Q Shares                                               500,000,000
              Q-Special Series 1                                     500,000,000

         Pan European Fund
              R Shares                                               500,000,000
              R-Special Series 1                                     500,000,000

         Short-Term Government Securities Fund
              S Shares                                               500,000,000

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Excelsior Funds, Inc.
May 28, 1999
Page 4

         PORTFOLIO                                             AUTHORIZED SHARES
         ---------                                             -----------------

              S-Special Series 1                                     500,000,000

         Intermediate-Term Managed Income Fund
              T Shares                                               500,000,000
              T-Special Series 1                                     500,000,000

         Large Cap Growth Fund
              U Shares                                               500,000,000

         Real Estate Fund
              V Shares                                               500,000,000

         Emerging Markets Fund
              W Shares                                               500,000,000

         Unclassified Shares                                       8,625,000,000
                                                                   -------------
              Total                                               35,000,000,000

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Excelsior Funds, Inc.
May 28, 1999
Page 5


                  We have reviewed the Articles of Incorporation, Amended and Restated By-Laws (the "By-Laws"), resolutions of the Company's Board of Directors and shareholders, and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Company's Registration Statement on Form N-1A under the 1933 Act (the "Registration Statement"), as amended through Post-Effective Amendment No. 33 thereto.

                  This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

                  We have also assumed the following for this opinion:

                  1. Shares will be issued in accordance with the Company's Articles of Incorporation and By-Laws and resolutions of the Company's Board of Directors and shareholders relating to the creation, authorization and issuance of Shares.

                  2. Shares will be issued against consideration therefor as described in the Registration Statement, and such consideration will have been in each case at least equal to the applicable net asset value and the applicable par value.

                  3. The number of outstanding Shares will not exceed the number of Shares authorized for the particular Class or Series.

                  On the basis of the foregoing, it is our opinion that any Shares issued and sold after the date hereof will be validly and legally issued, fully paid and non-assessable by the Company.

                  We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 33 to the Company's Registration Statement on Form N-1A.

                                       Very truly yours,

                                       /s/ DRINKER BIDDLE & REATH LLP

                                       DRINKER BIDDLE & REATH LLP